UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 19, 2006

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On September 19, 2006, FactSet Research Systems Inc. issued a press release announcing its results for the three and twelve months ended August 31, 2006. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release of FactSet Research Systems Inc., dated September 19, 2006

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	September 19, 2006	/s/ Peter G. Walsh
––––––––––––––––––––––––––––––––––
Peter G. Walsh
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated September 19, 2006 reporting the results of operations for the Registrant’s fourth fiscal quarter ended August 31, 2006.

FactSet Research Systems Inc.	Contact:
601 Merritt 7	Peter Walsh
Norwalk, Connecticut 06851	FactSet Research Systems Inc.
203.810.1000 / 203.810.1001 Fax	203.810.1000

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Surpasses $100 million in Revenues for the Fourth Quarter of Fiscal Year 2006

Norwalk, Connecticut – September 19, 2006—FactSet Research Systems Inc. (NYSE: FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the fourth quarter of fiscal 2006.

For the quarter ended August 31, 2006, GAAP revenues increased to $105.2 million, up 27% compared to the prior year period. GAAP operating income for the fourth quarter rose to $33.3 million from $28.8 million in the same period of fiscal 2005. GAAP net income advanced to $23.4 million as compared to GAAP net income of $18.6 million a year ago. GAAP diluted earnings per share increased to $0.46, up from $0.37 in the same period of fiscal 2005. The effective tax rate for the quarter was 32.5%. Included in the just completed fourth quarter were income tax benefits of $1.4 million or $0.03 per share. The income tax benefits resulted from the conclusion of an audit of the Company’s U.S. federal income tax returns for fiscal years 2003 and 2004.

GAAP financial measures including operating income, net income and diluted earnings per share have been adjusted to report non-GAAP financial measures that exclude charges related to stock-based compensation and incremental expenses incurred from consolidating office locations in London. Net income and diluted earnings per share have also been adjusted to reflect income tax benefits from the closure of previously filed tax returns. Non-GAAP operating income for the quarter was $36.7 million, up 27%. Non-GAAP net income advanced 31% to $24.5 million and non-GAAP diluted earnings per share increased 30% to $0.48. A reconciliation between GAAP and non-GAAP financial measures is presented on page 8 of this press release.

To aid an investor’s ability to make more precise interpretations of FactSet’s financial results, a supplementary schedule is presented on page 11 of this press release to summarize revenues related to services that are not included in the calculation of FactSet’s subscription value.

Consolidated Statements of Income

(Condensed and Unaudited)	Three Months Ended			Twelve Months Ended
	August 31,			August 31,
(In thousands, except per share data)	2006	2005	Change	2006	2005	Change

Revenues	$105,216	$82,767	27.1%	$387,350	$312,644	23.9%
Total operating expenses	71,928	53,990	33.2	266,062	203,623	30.7
Income from operations	33,288	28,777	15.7	121,288	109,021	11.3
Net income	23,443	18,647	25.7	82,916	71,765	15.5
Diluted earnings per common share	$0.46	$0.37	24.3	$1.64	$1.43	14.7
Diluted weighted average common shares	50,884	50,356		50,592	50,160

“We are pleased to report a successful fourth quarter,” said Philip A. Hadley, Chairman and CEO. “We experienced strong performance across all business segments throughout the year, with increased growth on the sell-side in the fourth quarter. Providing our clients with a broad array of integrated global financial information, customized analytical applications, and high quality client service continue to be key factors to our growth.”

Fourth Quarter Financial Highlights
Subscriptions increased $23.2 million during the quarter and totaled $422.6 million at August 31, 2006. On a constant currency basis, the subscription increase was $23.3 million. Of this total, subscriptions from FactSet’s domestic operations were $297.0 million, while overseas operations were $125.6 million. Demand for FactSet’s services continued to rise. Users rose to 29,800, up from 27,900 at the beginning of the quarter. Client count was 1,785 at August 31, a net increase of 63 clients for the quarter. Approximately 475 clients consisting of 3,900 users subscribe to the PA 2.0 application as of August 31, 2006. FactSet’s client retention rate continued to be above 95%. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all subscription services currently being supplied to clients.

Other operational highlights of the fourth quarter of fiscal 2006 include:
•	Organic revenue growth rate rose to 19%.
•	Revenues from non-US operations increased 38% to $31.0 million. Excluding the StreamVPN Limited and europrospectus.com Limited acquisitions and holding currencies constant, revenue growth from non-US operations advanced 22%.
•	The Company incurred incremental expenses of $1.3 million in connection with previously announced office consolidation in London. The new headquarters for its European operations opened in June 2006.
•	FactSet repurchased 205,500 shares at an average cost of $43.02 per share under the share repurchase program. $36.1 million remains authorized for future share repurchases at August 31, 2006.

Fiscal 2006 Highlights
•	Free cash flow for fiscal 2006 was $97.1 million, up 48% over the prior year.
•	FactSet increased its quarterly dividend 20% from $0.05 to $0.06 per share in May 2006.
•	In September 2005, FactSet acquired all the outstanding share capital of StreamVPN Limited (now known as FactSet Research Systems Limited, the "AlphaMetrics business") for a total purchase price of $27.1 million.
•	In February 2006, FactSet acquired all the outstanding share capital of europrospectus.com Limited (now known as FactSet Global Filings Limited, the "Global Filings business" ) for $7.5 million in cash. Global Filings provides access to equity, fixed income and derivatives prospectuses.
•	Employee count at September 1, 2006 was 1,368, up 17% from a year ago. The percentage increase in employee headcount breaks down into 15% from organic growth and 2% from acquisitions over the last twelve months.

Year-to-Date Results of Operations
For the twelve months ended August 31, 2006, revenues increased 24% to $387.4 million and GAAP operating income rose 11% to $121.3 million. GAAP net income grew 16% to $82.9 million while GAAP diluted earnings per share increased 15% to $1.64.

For the twelve months ended August 31, 2006, non-GAAP operating income advanced 21% to $132.4 million and non-GAAP net income increased 25% to $86.9 million. Non-GAAP diluted earnings per share increased 22% to $1.70 during the twelve months of fiscal 2006 as compared to the same period a year ago. A reconciliation between GAAP and non-GAAP financial measures is presented on page 9 of this press release.

Recent Events and Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of September 19, 2006. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

First Quarter Fiscal 2007 Expectations
•	Revenues are expected to range between $106 million and $109 million.
•	Operating margins are expected to range between 31.5% and 33.5%, including the impact from FAS 123(R).
•	The effective tax rate is expected to range between 36.0% and 36.8%.

Full Year Fiscal 2007
•	Capital expenditures should total approximately $29 million to $35 million. Approximately 55% relates to computer-related equipment and the remainder for the expansion of various office locations.

Forward looking statements
This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to integrate newly acquired companies; the ability to hire qualified personnel; the maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About non-GAAP Financial Measures
GAAP financial measures including income from operations, net income, diluted earnings per common share and cash flows provided by operating activities have been adjusted to exclude charges related to stock-based compensation, incremental expenses incurred in the London real estate consolidation, a gain from the sale of Company-owned real estate and tax benefits from the closure of previously filed tax returns. FactSet’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its financial results and investors benefit from referring to these non-GAAP financial measures in assessing FactSet’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons to FactSet’s historical performance.

FactSet uses measures defined as non-GAAP financial measures by the SEC including non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP cash flows from operations. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables beginning on page 8 of this release captioned “Reconciliation of GAAP and non-GAAP Financial Measures.”

Conference Call
The Company will host a conference call today, September 19, 2006 at 11:00 a.m. (EST) to review the fourth quarter fiscal 2006 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. combines integrated financial information, analytical applications, and client service to enhance the workflow and productivity of the global investment community. The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands)	August 31,	August 31,
	2006	2005
	(unaudited)
ASSETS
Cash and cash equivalents	$126,549	$ 59,457
Investments	16,641	16,566
Receivables from clients and clearing broker, net	59,190	54,029
Deferred taxes	1,600	5,277
Other current assets	3,000	3,819
Total current assets	206,980	139,148
Property, equipment and leasehold improvements, net	59,812	52,359
Goodwill	141,354	110,793
Intangible assets, net	43,074	41,660
Deferred taxes	3,554	722
Other assets	2,454	2,847
Total assets	$457,228	$347,529
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$ 18,110	$ 20,400
Accrued compensation	21,407	18,726
Deferred fees	25,322	17,835
Dividends payable	2,933	2,417
Taxes payable	9,689	4,307
Notes payable	1,840	––
Total current liabilities	79,301	63,685
Deferred taxes	8,536	6,657
Deferred rent and other non-current liabilities	10,703	9,079
Total liabilities	98,540	79,421
	=====	=====
Stockholders’ Equity:
Common stock	554	545
Capital in excess of par value	130,033	98,989
Retained earnings	377,846	305,636
Treasury stock	(153,073)	(136,820)
Accumulated other comprehensive income (loss)	3,328	(242)
Total stockholders’ equity	358,688	268,108
Total liabilities and stockholders’ equity	$457,228	$347,529
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
(In thousands, except per share data)	2006	2005	2006	2005
	(unaudited)		(unaudited)

Revenues	$105,216	$82,767	$387,350	$312,644

Operating expenses
Cost of services	31,972	24,731	118,701	91,801
Stock-based compensation expense	651	––	2,651	––
Total cost of services	32,623	24,731	121,352	91,801

Selling, general and administrative	37,921	29,259	138,970	111,822
Stock-based compensation expense	1,384	––	5,740	––
Total selling, general and administrative	39,305	29,259	144,710	111,822

Total operating expenses	71,928	53,990	266,062	203,623

Income from operations	33,288	28,777	121,288	109,021

Other income	1,420	442	4,744	1,142

Income before income taxes	34,708	29,219	126,032	110,163

Provision for income taxes	11,265	10,572	43,116	38,398

Net income	$23,443	$18,647	$82,916	$71,765
	======	======	======	======

Basic earnings per common share	$0.48	$0.39	$1.70	$1.50
	====	====	====	====
Diluted earnings per common share	$0.46	$0.37	$1.64	$1.43
	====	====	====	====
Weighted average common shares (Basic)	48,959	48,067	48,688	47,904
	=====	=====	=====	=====
Weighted average common shares (Diluted)	50,884	50,356	50,592	50,160
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Twelve Months Ended
	August 31,
(In thousands)	2006	2005
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$82,916	$71,765
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	24,256	18,318
Stock-based compensation expense	8,391	––
Deferred income taxes	505	3,029
Gain on sale of Company-owned real estate	(1,342)	––
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing broker, net	(4,008)	(2,984)
Accounts payable and accrued expenses	(2,997)	(4,284)
Accrued compensation	1,163	2,204
Deferred fees	6,032	20
Taxes payable	3,497	(3,482)
Landlord contributions	548	965
Other working capital accounts, net	1,861	1,808
Income tax benefits from stock option exercises	––	6,987
Net cash provided by operating activities	120,822	94,346

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments, net of proceeds from sales	(62)	3,033
Acquisition of businesses, net of cash acquired	(28,280)	(92,224)
Proceeds from sale of Company-owned real estate	2,910	––
Purchases of property, equipment and leasehold improvements	(23,689)	(21,935)
Net cash used in investing activities	(49,121)	(111,126)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(10,043)	(8,837)
Repurchase of common stock	(16,253)	(13,509)
Proceeds from employee stock plans	16,629	20,223
Income tax benefits from stock option exercises	5,614	––
Net cash used in financing activities	(4,053)	(2,123)

Effect of exchange rate changes on cash and cash equivalents	(556)	(220)

Net increase (decrease) in cash and cash equivalents	67,092	(19,123)

Cash and cash equivalents at beginning of period	59,457	78,580
Cash and cash equivalents at end of period	$126,549	$59,457
	=======	======

Reconciliation of GAAP and non-GAAP Financial Measures
The Company’s financial statements for prior periods have not been restated for the effect of FAS 123(R). The Company consolidated four office locations in London into one headquarters facility in June 2006. Net income and earnings per share have also been adjusted to reflect tax benefits primarily from the closure of previously filed tax returns. FactSet’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its financial results and that investors may benefit from referring to these non-GAAP financial measures in assessing FactSet’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures may also facilitate comparisons to FactSet’s historical performance.

I. Consolidated Statements of Income (unaudited)
	Three Months Ended
	August 31,
(In thousands, except per share data)	2006	2005	Change

GAAP Income from operations	$33,288	$28,777	15.7%
FAS 123(R) (a)	2,035	– –
London real estate consolidation (b)	1,342	– –
Non-GAAP Income from operations	$36,665	$28,777	27.4%
	======	======

GAAP Net income	$23,443	$18,647	25.7%
FAS 123(R), net of tax (a)	1,530	– –
London real estate consolidation, net of tax (b)	939	– –
Tax benefits (c)	(1,407)	– –
Non-GAAP Net income	$24,505	$18,647	31.4%
	======	======

GAAP Diluted weighted average common shares	50,884	50,356	1.0%
FAS 123(R) (d)	608	– –
Non-GAAP Diluted weighted average common shares	51,492	50,356	2.3%
	======	======
Non-GAAP Diluted earnings per common share	$0.48	$0.37	29.7%

(a)    To add-back stock-based compensation charges, net of tax when indicated
(b)    To add-back incremental expenses due to a significant short-term increase in occupancy costs from a redundancy of leased office space in London, net of tax when indicated
(c)    To add-back income tax benefits primarily from the closure of previously filed tax returns
(d)    To add-back common shares outstanding for the period. Under the treasury stock method, the after-tax charge for stock-based compensation related to unvested options is included in the proceeds utilized for the calculation of assumed shares repurchased.

Reconciliation of GAAP and non-GAAP Financial Measures (continued)

I. Consolidated Statements of Income (unaudited)
	Twelve Months Ended
	August 31,
(In thousands, except per share data)	2006	2005	Change

GAAP Income from operations	$121,288	$109,021	11.3%
FAS 123(R) (e)	8,391	– –
London real estate consolidation (f)	2,674	– –
Non-GAAP Income from operations	$132,353	$109,021	21.4%
	======	======

GAAP Net income	$82,916	$71,765	15.5%
FAS 123(R), net of tax (e)	5,981	– –
London real estate consolidation, net of tax (f)	1,872	– –
Gain from sale of Company-owned real estate, net of tax (g)	(939)	– –
Tax benefit (h)	(2,913)	(1,930)
Non-GAAP Net income	$86,917	$69,835	24.5%
	======	======

GAAP Diluted weighted average common shares	50,592	50,160	0.9%
FAS 123(R) (i)	678	– –
Non-GAAP Diluted weighted average common shares	51,270	50,160	2.2%
	======	======
Non-GAAP Diluted earnings per common share	$1.70	$1.39	22.3%

(e)    To add-back stock-based compensation charges, net of tax when indicated
(f)    To add-back incremental expenses due to a significant short-term increase in occupancy costs from a redundancy of leased office space in London, net of tax when indicated
(g)    To eliminate after-tax gain on sale of Company-owned real estate
(h)    To add-back income tax benefits primarily from the closure of previously filed tax returns
(i)    To add-back common shares outstanding for the period. Under the treasury stock method, the after-tax charge for stock-based compensation related to unvested options is included in the proceeds utilized for the calculation of assumed shares repurchased.

Reconciliation of GAAP and non-GAAP Financial Measures (continued)

II. Consolidated Statements of Cash Flows
	Three Months Ended			Twelve Months Ended
	August 31,			August 31,
(In thousands and unaudited)	2006	2005	% Change	2006	2005	% Change

GAAP Net Cash provided by operations	$32,750	$31,511		$120,822	$94,346
Income tax benefits from stock option exercises (j)	– –	(1,099)		– –	(6,987)
Non-GAAP Net Cash provided by operations	32,750	30,412		120,822	87,359
Capital expenditures	(3,163)	(4,948)		(23,689)	(21,935)
Free cash flow	$29,587	$25,464	16%	$97,133	$65,424	48%
	======	======		======	======

(j)    To eliminate income tax benefits from stock option exercises for the three and twelve months ended August 31, 2005. Commencing in fiscal 2006, income tax benefits from stock option exercises are reported in cash flows from financing activities in accordance with FAS 123(R). Previously, income tax benefits from stock option exercises were included in cash flows provided by operations. There is no impact on the net change in cash during each respective period.

Supplementary Schedule to the Fourth Quarter Earnings Press Release
For the Quarter Ended August 31, 2006

To aid an investor’s ability to make more precise interpretations of FactSet’s financial results, the supplementary schedule below summarizes revenues related to services that are not included in the calculation of FactSet’s subscription value. Although the impact individually and in the aggregate has been immaterial to FactSet’s annual results, this table might enhance an investor’s overall understanding of quarterly revenues.

Non-Subscription Revenues

	Non-subscription revenues (1)
(In thousands and unaudited)	Fiscal 2006	Fiscal 2005	$ Change	% Change
Q1	$463	$990	$ (527)	(53	) %
Q2	620	910	(290)	(32)
Q3	1,138	886	252	28
Q4	1,704	791	913	115
Total	$3,925	$3,577	$348	10%
	=====	=====	====	==

(1) Revenues from workstations purchased for use by summer interns and for FactSet services that are not sold on a subscription basis and are excluded from FactSet’s reported annual subscription value (“ASV”). The aforementioned amounts were included in FactSet’s reported revenues each quarter.